Exhibit 10.16

                              SETTLEMENT AGREEMENT

     This is a Settlement Agreement (the "Agreement") among the following persons and entities, effective as of the 26th day of June, 2001:

     EMB Corporation, a Hawaii corporation ("EMB");

     e-Net Financial.Com Corporation, a Nevada corporation ("e-Net");

     AMRES Holding LLC, a Nevada corporation ("AMRES Holding");

     Vincent Rinehart ("Rinehart"; collectively, AMRES Holding and Rinehart are the "Rinehart Parties"); and

     Williams de Broe, an investment banking firm domiciled in England, United Kingdom ("WdB").

                                    RECITALS
                                    --------

     A. On or about May 7, 1999, EMB, AMRES Holding and Rinehart entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), whereby EMB acquired all of the shares of common stock of American Residential Funding, Inc., a Nevada corporation ("AMRES Funding"), from AMRES Holding. The provisions of the Stock Purchase Agreement provided for the contingency of a rescission of the AMRES Funding acquisition under certain enumerated circumstances or a subsequent issuance of additional EMB Common Stock to AMRES Holding in the event that the initial 2,000,000 shares of EMB Common Stock issued to AMRES Holding pursuant to the Stock Purchase Agreement did not have an aggregate value of at least $2,000,000 as of December 31, 2000 (collectively, the "Contingent EMB / AMRES Holding Transaction").

     B. EMB and the Rinehart Parties agree that, as of December 31, 2000, the initial 2,000,000 shares of EMB Common Stock issued to AMRES Holding had a value, which, in the aggregate, was less than $2,000,000. AMRES Holding did not elect to rescind the AMRES Funding acquisition and reserved its rights to demand a subsequent issuance of additional EMB Common Stock.

     C. On or about April 12, 2000, EMB and e-Net entered into an Amended and Restated Purchase Agreement (the "e-Net / EMB Agreement"), whereby e-Net, among other things, acquired all of the common stock of AMRES Funding from EMB. Among the provisions of the e-Net / EMB Agreement were (i) Paragraph 2.2, which provided for the issuance of 7,500,000 shares of e-Net Common Stock (the "Initial e-Net Shares") to EMB, such stock to be registered with the Securities and Exchange Commission (the "SEC") pursuant to the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the issuance of a promissory note of e-Net in favor of EMB in the initial amount of $4,000,000 (the "Initial e-Net / EMB Note"), (ii) Paragraph 3.9, which provided that e-Net was obligated to prosecute with diligence the registration of the Initial e-Net Shares, and (iii) EMB's obligation to pay all outstanding leases covering equipment and/or furniture that were to be utilized by e-Net in the operation of the businesses transferred to it by the e-Net / EMB Agreement.

     D. The Initial e-Net / EMB Note has been partially paid by e-Net, such that the sum of the current, outstanding, aggregate principal balance of the Initial e-Net / EMB Note and another obligation of e-Net in favor of EMB is US$1,213,616, including interest on the obligations accrued to the date hereof (collectively, the "e-Net Obligations").

     E. On or about August 4, 2000, e-Net caused to be filed with the SEC a Registration Statement on Form S-1, which included the Initial e-Net Shares. Subsequent thereto, comments concerning the Registration Statement from the SEC were received by e-Net. On or about April 5, 2001, e-Net caused to be filed with the SEC an Amended Registration Statement (the "S-1/A"). Subsequent thereto, e-Net received comments concerning the S-1/A from the SEC. EMB acknowledges that, as of the date of this Agreement, e-Net does not have the financial resources available to devote to the completion of a response to the latest comments of the SEC nor to complete the registration process.

     F. On or about July 6, 1998, WdB entered into an agreement with EMB (the "EMB / WdB Loan Agreement") to lend EMB the sum of $700,000 (the "Initial EMB / WdB Obligation").

     G. On or about September 12, 2000, WdB and EMB entered into a revision of the EMB / WdB Loan Agreement, which, among other things, (i) extended the maturity date for the Initial EMB / WdB Obligation to January 6, 2001, (ii) provided for interest on the then-unpaid principal balance of $657,349 at a rate of ten percent (10%) per annum with a penalty interest rate of twenty-four percent (24%) per annum, effective on the maturity date, in the event that the Initial EMB / WdB Obligation then remained unpaid, and (iii) a purported guarantee of the Initial EMB / WdB Obligation by e-Net. As of the date of this Agreement, the Initial EMB / WdB Obligation to WdB remains unpaid, with a principal balance and accrued interest to the date of this Agreement in the sum of $657,349.

     H. In connection with the revision of the EMB / WdB Loan Agreement, the then-Chairman of the Board of e-Net executed a document on behalf of e-Net in favor of WdB, which document purported to act as e-Net's guarantee of the Initial EMB / WdB Obligation. Such purported obligation was not included in the Stock Purchase Agreement.

     I. During Rinehart's tenure as Chief Executive Officer of e-Net, e-Net has not tendered to Rinehart any compensation for his services in such capacity, but Rinehart has received continuing compensation from AMRES Funding. In connection with the transactions contemplated herein, Rinehart and e-Net wish to provide for the delivery to Rinehart of certain consideration with respect to such executive services that were rendered through and including May 31, 2001, as well as with respect to certain other related items, but not including personal guarantees executed by Rinehart for the benefit of e-Net and or AMRES Funding.

     J. Bryan Cave LLP has provided legal services to EMB and e-Net and, in connection therewith, has discussed certain matters with Rinehart, in his role as president of e-Net and its subsidiaries and affiliates, and with other individuals who serve, or have served, as executive officers or directors of more than one of the parties hereto. The parties wish to provide waivers of any potential conflicts that may exist in respect of such representations.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

                                    AGREEMENT
                                    ---------

     NOW, THEREFORE, in consideration of these presents and for such good and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

General Provisions:

     1. The recitals set forth above are incorporated by reference. Further, all parties to this Agreement acknowledge and agree that the settlements contained herein are in compromise and settlement of disputed claims between various of the parties hereto, that the recitals, provisions, and covenants contained herein are not to be construed as an admission of liability by any party, all of which parties expressly deny any such liability, and that each of the parties expressly acknowledges that the execution hereof does not constitute any assent to any of such claims.

     2. Each party will bear his or its own costs and attorneys fees associated with the negotiation of this Agreement.

     3. All parties to this Agreement agree to take such reasonable actions, including, but not limited to, acknowledging, delivering or executing instruments and documents, as may be required to effectuate the purposes of this Agreement or to consummate the transactions that are contemplated herein.

     4. This Agreement embodies the entire understanding and agreement among the parties with respect to the subject matters contained herein and supersedes any and all prior understandings and agreements relating to the subject matters.

     5. This Agreement shall be binding upon and inure to the benefit of the successors, assigns, and personal representatives of the parties.

     6. This Agreement is made with reference to the laws of the State of California and shall be interpreted and enforced under and pursuant to California law.

     7. This Agreement may be executed in counterparts and, when taken together, each of which shall serve as an original.

     8. At all material times herein, the parties have had the opportunity to meet and confer with counsel of their own choosing to discuss the terms of this Agreement and the effect of executing the same.

     9. Except for the covenants, conditions, representations and warranties otherwise contained in this Agreement, each of the parties hereby forever releases and discharges each other party, its respective current and former shareholders, officers, directors, employees, contractors, brokers, representatives, affiliates, insurers, attorneys, agents, and successors and assigns thereof from any and all claims, sanctions, or demands of every kind and nature, known and unknown, suspected and unsuspected, disclosed and undisclosed, for damages, actual, consequential or punitive, past present and future, arising out of or connected with any matter occurring on or prior to the date hereof, including but not limited to any claims, whether arising under the transactions previously entered into by the parties or otherwise. The parties hereto each represent and warrant to the others that he or it is the owner of and has not transferred any claims being hereby released.

        The parties each acknowledge that the foregoing is a general release intended to be interpreted broadly; provided, however, such release, in respect of (i) WdB, shall not apply to the obligations created by the New EMB / WdB Obligation, (ii) EMB, shall not apply to the obligations created by either of the Interim e-Net / EMB Note (as defined in Paragraph 19 hereof) or the Final e-Net / EMB Note (as defined in Paragraph 24 hereof), (iii) the Rinehart Parties, shall not apply to the obligations created by the New e-Net / AMRES Note (as defined in Paragraph 19 hereof) and to any employment-related obligations between Rinehart and e-Net and its subsidiaries, and (iv) all of the parties insofar as any of them is a holder of equity securities from and after the date of this Agreement.

     10. Each of the parties hereto hereby acknowledges that he or it has been fully advised of Section 1542 of the Civil Code of the State of California, and that except for the obligations arising out of this Agreement, the section and the benefits thereof are hereby waived. Section 1542 reads as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

          In that regard, each of the parties hereto hereby acknowledge that he or it may have sustained losses which are presently unknown or unsuspected, that such damages and other losses as were sustained might otherwise, but for this release, have given rise to additional complains, actions, causes of action, claims demands and debts in the future. Nevertheless, the parties acknowledge that this release has been negotiated and agreed upon in light of this realization and, being fully aware of this situation, the parties nevertheless intend to release, acquit and forever discharge each other from any and all such unknown claims, including damages which are unknown or unanticipated. This release may be pleaded as a defense or as a bar to any action or proceeding which may be brought, instituted or taken with respect to any matters which are in any way related to the Action and/or any claims released in this Agreement.

     11. The parties hereto acknowledge and agree to the following methods to resolve any disputes between them in respect of the transactions contemplated by this Agreement.

          a. Negotiation. Any party disputing a matter under this Agreement (individually, a "Participant," and, collectively, the "Participants") shall attempt in good faith to resolve any controversy, claim or dispute of whatever nature between the Participants arising out of or related to this Agreement or the construction interpretation, performance, breach, termination, enforceability or validity hereof (a "Dispute") promptly by negotiation between the Participants. If a party is not a Participant, he or it shall not be bound by any resolution of the Dispute under this Paragraph 11. Any Participant may require that any other party become a Participant hereunder. Any Participant involved in the Dispute may give written notice (herein the "Dispute Notice") of the Dispute at any time. If the Dispute is not resolved within thirty (30) days after delivery of the Dispute Notice, any Participant involved in the Dispute may initiate mediation as provided in subsection (b) below.

          b. Mediation. If the Dispute is not resolved by negotiation, the Participants shall make a good faith attempt to settle the Dispute by mediation. If the Participants cannot agree on the rules and procedures for the mediation, then the Commercial Dispute Resolution Procedures of the American Arbitration Association in effect on the date of this Agreement (herein the "AAA Rules") shall apply. If the Participants cannot agree on the selection of a mediator within sixty (60) days after delivery of the Dispute Notice, the mediator will be selected pursuant to the AAA Rules. Unless the Participants otherwise agree, the mediator shall be a neutral and impartial lawyer with excellent academic and professional credentials, who has actively practiced law for at least fifteen (15) years, who has both training and experience as a mediator, and who has not previously been involved in the subject matter of this Agreement. If the dispute has not been resolved by mediation as provided above within ninety (90) days after the delivery of the Dispute Notice, then the dispute shall be determined by arbitration as provided in subsection (c) below.

          c. Arbitration. If negotiation and mediation has not resolved the Dispute, the Dispute shall be determined by binding arbitration in Orange County, California (or other location mutually acceptable to the Participants) by one arbitrator. If the Participants cannot agree on the rules and procedures for the arbitration, then the AAA Rules shall apply. If the Participants cannot agree on the selection of an arbitrator within one hundred twenty (120) days after delivery of the Dispute Notice, the arbitrator shall be selected pursuant to the AAA Rules. Unless the Participants otherwise agree, the arbitrator shall be a neutral and impartial lawyer with excellent academic and professional credentials who has actively practiced law for at least fifteen (15) years, who has both training and experience as an arbitrator, and who has not previously been involved in the subject matter of this Agreement. The arbitrator's award shall be based on applicable law and judicial precedent. Judgment on the award rendered by the arbitrator may be entered into in any court having jurisdiction thereof.

          d. Costs. All costs and expenses incurred in connection with any mediation or arbitration hereunder shall be divided evenly between the Participants; provided, however, each party shall pay his or its own attorneys' fees and other costs and expenses incurred by and for such party with respect to such mediation and arbitration.

          e. Injunctive Relief. Any Participant may seek from any court having jurisdiction hereof any interim, provisional, or injunctive relief that may be necessary to protect the rights or property of any Participant or maintain the status quo before, during, or after the pendency of the arbitration proceeding. The institution and maintenance of any judicial action or proceeding for any such interim, provisional, or injunctive relief shall not constitute a waiver of the right or obligation of any Participant to submit the Dispute to arbitration, including any claims or disputes arising from the exercise of any such interim, provisional, or injunctive relief. The procedure set forth in this Paragraph 11 is the sole procedure for resolving disputes and no party shall resort to litigation except to the extent necessary to toll the running of an applicable statute of limitations.

     12. Consistent with the California Rules of Professional Conduct, the parties hereto have been advised that Bryan Cave LLP has represented, directly or indirectly, more than one of the parties hereto. This Paragraph 12 serves to confirm that each of the "represented" parties hereby consents to such "representation," whether in connection with the transactions contemplated by this Agreement or otherwise. The parties hereto acknowledge that Bryan Cave LLP has taken its standard steps to ensure that the confidences and documents of the respective parties are not shared with the other parties hereto in respect of the transactions contemplated by this Agreement.

     13. The parties hereto agree that e-Net and EMB, being publicly-held companies, have an obligation to advise the public of the general terms of this Agreement. e-Net and EMB will mutually approve and issue a press release in respect of the material terms of this Agreement. e-Net or EMB will file such information concerning this Agreement with the SEC as each has been so advised by their respective counsel.

     14. EMB and WdB, as further consideration for the transactions set forth in this Agreement, hereby agree to grant to e-Net management limited, irrevocable proxies in the form attached hereto as Exhibit "A", which cover, with respect to WdB, the WdB / E-Net Shares and, with respect to EMB, the Initial e-Net Shares and the Additional e-Net Shares. The certificates representing the Initial e-Net Shares and the Additional e-Net Shares are, or upon their issuance by e-Net's transfer agent shall be, held by Bryan Cave LLP (until April 13, 2002) for the benefit of EMB and its shareholders, and shall not be released to EMB or any other party, absent instructions from EMB and e-Net (consent to which instructions e-Net shall not unreasonably withhold or delay) or a valid court order. These proxies shall be valid through and including December 31, 2001, and shall be limited in scope, valid solely for the purpose of voting on e-Net management proposals concerning (i) corporate refinancing, recapitalization, and restructuring, (ii) executive compensation, (iii) change of corporate name and/or domicile, and (iv) election and/or appointment of officers and directors.

     15. Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by facsimile, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

         To e-Net:
         --------

         e-Net Financial.Com Corporation
         Attention:  Vincent Rinehart, President
         3200 Bristol Street
         Suite 700
         Costa Mesa, CA  92626

         To EMB:
         -------
         EMB Corporation
         Attention:  Ben Campbell, President
         715 Main Street
         Suite F
         Jenks, OK  74037

         To the Rinehart Parties:
         -----------------------

         Vincent Rinehart
               - and -
         AMRES Holding LLC
         4425 Atlantic Avenue
         Suite A-15
         Long Beach, CA  90807

         To WdB:
         ------
         Williams de Broe
         Attention:  Julian Parker
         6 Broadgate
         London, EC2M-2RP
         England

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

e-Net / EMB Provisions with Respect to the S-1/A:

     16. In addition to the consideration referenced above, and as additional consideration to EMB for the withdrawal by e-Net of the S-1/A, on or before June 30, 2001, the termination of the registration process for the Initial e-Net Shares, and e-Net's obligations to EMB therefor, e-Net shall issue 1,500,000 shares of e-Net Common Stock to EMB (the "Additional e-Net Shares") in a transaction exempt from the registration requirements of Section 5 of the 1933 Act. Said Additional e-Net Shares shall constitute restricted stock. The certificates evidencing the Additional e-Net Shares shall bear e-Net's standard form restrictive legend and a legend stating that the shares represented thereby are the subject of the proxy referenced in Paragraph 14, above. e-Net's transfer agent shall be instructed to place "stop transfer" instructions in its records with respect to such shares.

     17. EMB and e-Net each acknowledge that the issuance by e-Net of 3,000,000 shares of its common stock to WdB constitutes additional consideration in favor of EMB which, therefore, credits e-Net with the sum of US$424,766 against the e-Net Obligations, leaving an unpaid balance, including interest accrued to the date of this Agreement, of US$788,850 (the "Remaining e-Net Obligations").

     18. EMB acknowledges its obligations to pay of all outstanding leases covering equipment and/or furniture now in the possession of e-Net, as contemplated by the e-Net / EMB Agreement.

EMB / Rinehart Parties Provisions with Respect to the Contingent EMB / AMRES Holding Transaction:

     19. In addition to the consideration referenced above, and as additional consideration to AMRES Holding for its release of EMB in respect of the Contingent EMB / AMRES Holding Transaction, EMB shall irrevocably assign to AMRES Holding that portion of EMB's interest in the Remaining e-Net Obligations equaling US$485,446, shall keep the remainder of the Remaining e-Net Obligations equaling US$303,404, and shall issue e-Net instructions on the schedule and in the manner set forth in the following Paragraph in order to memorialize the Remaining e-Net Obligations in the form of promissory notes in favor of AMRES Holding (the "New e-Net / AMRES Note") and in favor of EMB (the "Interim e-Net / EMB Note"). EMB, e-Net, and the Rinehart Parties acknowledge that (in conjunction with e-Net), the Rinehart Parties may negotiate and allocate between themselves the principal, interest, and terms in, and disposition of, the New e-Net / AMRES Note, all in reference to the purported obligation of e-Net to Rinehart, as set forth in Recital I.

     20. Concurrently with the execution of this Agreement, EMB shall tender the Initial e-Net / EMB Note to e-Net and shall authorize e-Net to cancel the e-Net Obligations. As soon as is practicable for a prudent person following e-Net's receipt of the Initial e-Net / EMB Note, e-Net shall issue (i) the New e-Net / AMRES Note to AMRES Holding in the initial principal amount of US$485,446, in such form and containing such terms and conditions as e-Net and AMRES Holding shall agree, and (ii) the Interim e-Net / EMB Note to EMB, in the initial principal amount of US$303,404, in such form and containing such terms and conditions as e-Net and EMB shall agree.

WdB / e-Net Provisions with Respect to the Initial EMB / WdB Obligation:

     21. In addition to the consideration referenced above, and as additional consideration to WdB for its deferral of its rights and remedies under the document that purports to be e-Net's guarantee of the Initial EMB / WdB

Obligation, e-Net shall issue 3,000,000 shares of its common stock to WdB (the "WdB / e-Net Shares"), in a transaction exempt from the registration requirements of Section 5 of the 1933 Act. Said e-Net shares shall constitute restricted stock. The certificates evidencing the e-Net shares shall bear e-Net's standard form restrictive legend and a legend stating that the shares represented thereby are the subject of the proxy referenced in Paragraph 14, above. e-Net's transfer agent shall be instructed to place "stop transfer" instructions in its records with respect to such shares. In connection with such issuance of e-Net shares to WdB, e-Net shall provide WdB certain incidental rights, in the form attached hereto as Exhibit "B." WdB shall release e-Net from any obligation that WdB believes may have been created against e-Net by such purported guarantee document and shall create no new obligation of e-Net in favor of WdB in respect of the Initial EMB / WdB Obligation, however constituted currently or in the future.

WdB / EMB Provisions with Respect to the Initial EMB / WdB Obligation:

     22. In addition to the consideration referenced above, and as additional consideration to WdB for its cancellation of the Initial EMB / WdB Obligation, in acknowledgment of e-Net having issued 3,000,000 shares of its common stock to WdB (in the WdB / e-Net Shares issuance) and of WdB reducing the aggregate amount of the Initial EMB / WdB Obligation by US$360,000, EMB shall issue to WdB a new promissory note in favor of WdB in the original principal amount of US$348,109, all due and payable on March 31, 2002, together with interest at the rate of ten percent (10%) per annum, with penalty interest at the rate of twelve percent (12%) per annum from and after the maturity date until paid in full, in the form attached hereto as Exhibit "C" (the "New EMB / WdB Obligation"). Such new promissory note shall be free of any guarantee, absolute, contingent, or otherwise from e-Net or any other individual or entity.

     23. In addition to the consideration referenced above, and as additional consideration to WdB for its deferral of its rights and remedies under the Initial EMB / WdB Obligation, including approximately 14/24ths of the interest from the maturity date of the Initial EMB / WdB Obligation through the date of this Agreement, EMB shall issue to WdB 147,000 shares of EMB Common Stock in a transaction exempt from the registration requirements of Section 5 of the 1933 Act. Said EMB shares shall constitute restricted stock. The certificates evidencing the EMB shares shall bear EMB's standard form restrictive legend and a legend stating that the shares represented thereby are the subject of the proxy referenced in Paragraph 14, above. EMB's transfer agent shall be instructed to place "stop transfer" instructions in its records with respect to such shares.

e-Net / EMB Provisions with Respect to the Initial EMB / WdB Obligation:

     24. In addition to the consideration referenced above, and as additional consideration to e-Net for the WdB / e-Net Shares issuance, EMB shall deem the principal of the Interim e-Net / EMB Note to have been reduced, as of the date of this Agreement, by the sum of US$200,000, thereby leaving an unpaid principal balance of US$103,404 as of the date of this Agreement. In connection therewith, and deemed to occur concurrently with the execution of this Agreement, EMB shall tender the Interim e-Net / EMB Note to e-Net and shall authorize e-Net (i) to cancel the Interim e-Net / EMB Note and (ii) as soon as is practicable for a prudent person following e-Net's receipt of the Interim e-Net / EMB Note, e-Net shall issue the Final e-Net / EMB Note to EMB, in the initial principal amount of US$103,404, in such form and containing such terms and conditions as e-Net and EMB shall agree.

                         [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.






                                            EMB CORPORATION

                                            By:  /s/ Kenneth J. Quist
                                              ---------------------------------
                                                     Kenneth J. Quist, Secretary


                                            e-NET FINANCIAL.COM CORPORATION

                                            By:  /s/  Scott Presta
                                               --------------------------------
                                                      Scott Presta, Secretary


                                            AMRES HOLDING LLC

                                            By:  /s/  Vincent Rinehart
                                               --------------------------------
                                                      Vincent Rinehart,
                                                      Managing Partner

                                                 /s/  Vincent Rinehart
                                               --------------------------------
                                                      VINCENT RINEHART


                                            WILLIAMS de BROE

                                            By:  /s/  Julian Parker
                                               --------------------------------
                                                      Julian Parker